         As filed with the Securities and Exchange Commission on August 16, 2000
                                                      Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                                   LYCOS, INC.
             (Exact Name of Registrant as specified in its charter)


              DELAWARE                                    04-3277338
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                             400-2 TOTTEN POND ROAD
                                WALTHAM, MA 02451
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------


                              MATCHMAKER.COM, INC.
                            1999 INCENTIVE STOCK PLAN

                            (Full title of the plans)

                                   ----------

                                 ROBERT J. DAVIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 C/O LYCOS, INC.
                             400-2 TOTTEN POND ROAD
                                WALTHAM, MA 02451
               (Name and Address of Agent for Service of Process)

                                 (781) 370-2700
          (Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                                    Copy to:


                             KENNETH J. GORDON, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                HIGH STREET TOWER
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000


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                         CALCULATION OF REGISTRATION FEE
================================================================================


                                                                     Proposed        Proposed
                                                                      Maximum        Maximum
                                                                     Offering       Aggregate
Title of Securities                               Amount to be       Price Per       Offering          Amount of
to be Registered                                   Registered        Share(1)        Price(1)     Registration Fee(1)
----------------------------------------------------------------------------------------------------------------------
MATCHMAKER.COM, INC.
1999 INCENTIVE STOCK PLAN

Common Stock (par value $.01 per share)              29,601            5.98          $177,014             $47

----------------------------------------------------------------------------------------------------------------------

(1) Based on outstanding options to purchase 29,601 shares of Lycos Common Stock as of August 16, 2000 under the Matchmaker.com, Inc. 1999 Incentive Stock Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the estimated registration fee have been computed upon the basis of the price at which the options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Lycos hereby incorporates by reference the documents listed in (a) through (c) below. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     (a) Lycos' annual report on Form 10-K for the fiscal year-ended July 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     (b) All other reports filed pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since July 31, 1999.

     (c) The description of Lycos' Common Stock that is contained in the Registration Statement filed by Lycos on February 23, 1996 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed with the Commission by Lycos pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted under the Delaware General Corporation Law, the Company's Amended and Restated By-laws provide for indemnification of Lycos' directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Lycos, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful. Lycos has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of Lycos also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by Lycos. Lycos has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of Lycos in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

Item 8.  EXHIBITS.


Exhibit No.                       Description of Exhibit
-----------                       ----------------------

5.1        Opinion of Testa, Hurwitz & Thibeault, LLP

23.1       Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

23.2       Consent of KPMG LLP

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)



Item 9.  UNDERTAKINGS.
         -------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham in the Commonwealth of Massachusetts, on this 16th day of August, 2000.

                                   LYCOS, INC.


                                   By: /s/ Robert J. Davis
                                      ------------------------------------------
                                          Robert J. Davis
                                          President and Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Lycos, Inc., hereby severally constitute and appoint Robert J. Davis and Edward M. Philip, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Lycos, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




               SIGNATURE                                      TITLE                                DATE

/s/ Robert J. Davis                President and Chief Executive Officer
---------------------------------  (Principal Executive Officer)                        August 16, 2000
Robert J. Davis


/s/ Edward M. Philip               Chief Operating Officer, Chief Financial
---------------------------------  Officer and Secretary (Principal Financial and
Edward M. Philip                   Accounting Officer)                                  August 16, 2000



/s/ John M. Connors, Jr.           Director                                             August 16, 2000
---------------------------------
John M. Connors, Jr.


                                   Director
---------------------------------
Daniel J. Nova


/s/ Robert H. Sabot                Director                                             August 16, 2000
---------------------------------
Robert H. Sabot


/s/ Peter Lund                     Director                                             August 16, 2000
---------------------------------
Peter Lund




                                INDEX TO EXHIBITS

Exhibit No.        Description
-----------        -----------

 5.1               Opinion of Testa, Hurwitz & Thibeault, LLP
23.1               Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5.1)
23.2               Consent of KPMG LLP
24.1 Power of Attorney (included as part of the signature page to this Registration Statement)